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                                                     EXHIBIT 23.1



              CONSENT OF MORET ERNST & YOUNG INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83673) pertaining to the 1981 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc of our report dated March 13, 1996 with respect to the consolidated financial statements of DAF Trucks N.V. included in this Current Report on Form 8-K.


                                              Moret Ernst & Young
Eindhoven, Netherlands
January 29, 1997







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